As filed with the Securities and Exchange Commission on January 6, 1995.
                                                   Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                NUI CORPORATION
              (Exact name of issuer as specified in its charter)

               New Jersey                             22-1869941
   (State of other jurisdiction of     (I.R.S. Employer Identification No.)
                                   incorporation or organization)

         550 Route 202-206, Box 760, Bedminster, New Jersey 07921-0760
              (Address of principal executive offices) (Zip Code)

                  NUI CORPORATION SAVINGS AND INVESTMENT PLAN
                           (Full title of the plan)

                         JOSEPH P. COUGHLIN, SECRETARY
                                NUI CORPORATION
                          550 Route 202-206, Box 760
                       Bedminster, New Jersey 07921-0760
                                (908) 781-0500
           (Name, address and telephone number of agent for service)

   The Commission is requested to send copies of all orders, communications and notices to:

                               GARY APFEL, ESQ.
                    KAYE, SCHOLER, FIERMAN, HAYS & HANDLER
                     1999 Avenue of the Stars, Suite 1600
                         Los Angeles, California 90067

                        CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
   Title of                        Maximum      Maximum
   Securities       Amount         Offering     Aggregate       Amount of
   to be            to be          Price Per    Offering      Registration
   Registered       Registered     Share (1)    Price (1)     Fee (1)

   Common
   Stock,            300,000
   No Par Value      shares          $14.75   $4,425,000.00     $1,526.00

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


   Pursuant to Rule 429, the Prospectus included as part of this Registration Statement also relates to Registration Statement No. 33-45350 filed on January 23, 1992.

   (1) These amounts have been estimated in accordance with Rule 457(c) solely for the purpose of calculating the Registration Fee.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 3.     Incorporation of Documents by Reference

     The following documents heretofore filed by NUI Corporation (the "Company") or the NUI Corporation Savings and Investment Plan (the "Plan") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement.

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

     2 The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1993; and

     3.   The Company's Registration Statement on Form 8-A, filed on
          May 28, 1982, and Amendment No. 1 thereto on Form 8-A/A, filed on September 16, 1993.

     All documents filed by the Company or the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be part of this Registration Statement from the date of the filing of such document; provided, however, that all documents (other than any amendments to the Company's Registration Statement on Form 8-A) so filed in each fiscal year during which the offering made by this Registration Statement is in effect, shall not be incorporated by reference or be a part hereof, if with respect to a filing on behalf of the Company, from and after the date of filing of the Company's Annual Report on Form 10-K for such fiscal year or, if with respect to a filing on behalf of the Plan, from and after the date of filing of the Plan's Annual Report on Form 11-K for such fiscal year.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Item 4.     Description of Securities

     Not Applicable.

   Item 5.     Interests of Named Experts and Counsel

     Not Applicable.






   Item 6.     Indemnification of Directors and Officers

     Pursuant to New Jersey Business Corporation Act, Section 14A:3-5, a New Jersey corporation may indemnify its directors, officers, employees or agents in their capacities as such, or when serving as such for any other enterprise at the request of the corporation (each such person a "Corporate Agent"), against expenses and liabilities in connection with any proceedings. Good faith and a reasonable belief that the conduct was in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, no reasonable cause to believe that the conduct was unlawful, must be found by a majority vote of a quorum of disinterested directors, by independent legal counsel in a written opinion or by the shareholders. In proceedings by or in the right of the corporation, a Corporate Agent, when the above standards of conduct are found as set forth in the previous sentence, may be indemnified for expenses. However, if a court judges a Corporate Agent liable to the corporation, no indemnification shall be provided except as such court deems proper. A Corporate Agent must be indemnified against expenses by the corporation to the extent such Corporate Agent has been successful on the merits or otherwise in a proceeding arising out of such Corporate Agent's duties. A corporation may pay the expenses incurred by a Corporate Agent in advance of final disposition of the proceeding if such payments are authorized by the board of directors of the corporation upon the receipt of an undertaking by or on behalf of such Corporate Agent to repay such amount if it shall be ultimately determined that such Corporate Agent is not entitled to indemnification under Section 14A:3-5 of the New Jersey Business Corporation Act.

     The Company has insurance policies covering certain of its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. In addition, the Company carries liability insurance on behalf of its directors and officers against expenses incurred in proceedings and for liabilities asserted against them by reason of their being or having been a director or officer.

   Item 7.     Exemption from Registration Claimed

     Not Applicable.

   Item 8.     Exhibits


     Exhibit No.   Description of Exhibit        Reference

         4(a)      Amended and Restated          Incorporated by reference
                   Certificate of Incorporation  to Exhibit 3(i) of the
                                                 Registrant's Form
                                                 10-K for the fiscal year
                                                 ended September 30, 1991

         5(a)      Opinion and Consent of        Filed herewith
                   Mary Patricia Keefe

        23(a)      Consent of Mary Patricia      Filed herewith
                   Keefe, Esq.
                   (included in Exhibit No. 5(a))



        23(b)      Consent of Arthur
                   Andersen LLP                  Filed herewith


   In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Company hereby undertakes to submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

   Item 9.     Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 30th day of December 1994.


                         NUI Corporation
                         (Registrant)


                         By:  JOHN KEAN
                               John Kean, Chairman of the Board




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                       Capacity                 Date

   JOHN KEAN                  Chairman of the          December 30, 1994
   John Kean                  Board (Principal
                              executive officer)


   D. VINCENT                 Executive Vice           December 30, 1994
   David Vincent              President (Chief
                              financial officer)


   BERNARD F. LENIHAN         Vice President           December 30, 1994
   Bernard F. Lenihan         (Chief accounting
                              officer)


   JOHN W. ATHERTON, JR.      Director                 December 30, 1994
   John W. Atherton, Jr.


   C. R. CARVER               Director                 December 30, 1994
   Calvin R. Carver


   VERA K. FARRIS             Director                 December 30, 1994
   Dr. Vera King Farris


   JAMES J. FORESE            Director                 December 30, 1994
   James J. Forese


   R. W. KEAN, JR.            Director                 December 30, 1994
   Robert W. Kean, Jr.


   JACK LANGER                Director                 December 30, 1994
   Jack Langer


   B. S. LEE                  Director                 December 30, 1994
   Bernard S. Lee


   R.V. WHISNAND              Director                 December 30, 1994
   R.V. Whisnand


   JOHN WINTHROP              Director                 December 30, 1994
   John Winthrop





                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the NUI Corporation Savings and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 30th day of December 1994.

                             NUI Corporation Savings and Investment Plan


                             By:   JOSEPH P. COUGHLIN
                                     Joseph P. Coughlin
                                     Committee Member


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                       Capacity                 Date


   JOSEPH P. COUGHLIN         Committee Member         December 30, 1994
   Joseph P. Coughlin


   KENNETH WARD               Committee Member         December 30, 1994
   Kenneth Ward


   RICHARD O'NEILL            Committee Member         December 30, 1994
   Richard O'Neill


   WILLIAM MALONEY            Committee Member         December 30, 1994
   William Maloney





                               INDEX TO EXHIBITS



          Exhibit No.         Description of Exhibit                  P/CE

            5(a)              Opinion and Consent of                  CE
                              Mary Patricia Keefe

           23(a)              Consent of Mary Patricia Keefe, Esq.    CE
                              (included in Exhibit No. 5(a))

           23(b)              Consent of Arthur Andersen LLP          CE